EXHIBIT 5.1

Patton Boggs LLP
1660 Lincoln Street
Suite 1900
Denver, CO 80264

October 28, 2005

A4S Security, Inc.
489 N. Denver Avenue
Loveland, CO 8053

Gentlemen and Ladies:

        We have acted as counsel for A4S Security, Inc., a Colorado corporation (the “Company”), in connection with preparation of the Company’s Registration Statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended, concerning registration of the transfer of 613,648 shares (the “Shares”) of the Company’s no par value common stock (the “Common Stock”).

        We have examined the Articles Of Incorporation, as amended, and the Bylaws of the Company and the records of the Company’s corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents.

        Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that: (1) the Shares (other than the Shares issuable upon the exercise of Warrants) are duly authorized, legally issued and fully paid and non-assessable securities of the Company; and (2) the Shares issuable upon exercise of the warrants, if, as and when issued by the Company to the selling shareholders, are duly authorized and, upon exercise thereof in the manner and for the consideration stated in those warrants, will be legally issued, fully paid and non-assessable.

        We hereby consent (a) to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included in the Registration Statement; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ PATTON BOGGS LLP PATTON BOGGS LLP